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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated June 4, 1996 in the Registration Statement (Form S-3 No. 333-12723) and related Prospectus of UroHealth Systems, Inc. for the registration of 5,750,000 shares of its common stock.



We also consent to the incorporation by reference herein of our report dated June 4, 1996 included in the UroHealth Systems, Inc. Annual Report (Form 10-K) for the transition period ended March 31, 1996 with respect to the consolidated financial statement schedule of UroHealth Systems, Inc. included herein.



                                          ERNST & YOUNG LLP



Orange County, California


November 6, 1996